October 1, 1997






Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                  Re:  NACT Telecommunications, Inc. -
                       Registration Statement on Form S-8

Gentlemen:

                  Reference is made to the Registration Statement on Form S-8 filed the date hereof with the Securities and Exchange Commission (the "Registration Statement") by NACT Telecommunications, Inc., a Delaware corporation (the "Company"). The Registration Statement relates to an aggregate of 1,250,000 shares (the "Shares") of Common Stock, $.01 par value per share, of the Company to be issued and sold by the Company in accordance with the Company's Amended and Restated 1996 Stock Option Plan (the "1996 Plan").

                  We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and stockholders of the Company, the 1996 Plan and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

                  Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms and conditions set forth in the 1996 Plan, will be duly and validly issued, fully paid and non-assessable.



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Securities and Exchange Commission
October 1, 1997
Page -2-

                  We are members of the Bar of the State of New York and, except as stated below, we express no opinion as to the laws of any jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

                  We advise you that Stephen Irwin, a director of the Company, is of counsel to this firm.


                                       Very truly yours,


                                    /s/ OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                    ------------------------------------------
                                    OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP